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                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    for the Securities Exchange Act of 1934

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     /X/  Soliciting Material Pursuant 240.14a-11(c) or 240.14a-12

                           ICN PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in its Charter)

                           ICN PHARMACEUTICALS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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1)  Title of each class of securities to which transaction applies:

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/ /  Check box if any part of the fee is offset as provided by Exchange Act
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                          ICN PHARMACEUTICALS, INC.

                                     NEWS
                                   RELEASE

                            FOR IMMEDIATE RELEASE

                                                         Contact:    Jack Sholl
                                                         714 545-0100 ext. 3013


                    COMMON STOCKS OF ICN PHARMACEUTICALS,
                          THREE OPERATING UNITS, TOP
                      MAJOR STOCK MARKET INDICES IN 1993

ICN FAMILY OF COMPANIES BEATS DOW JONES, S&P, NYSE, AMEX INDICES

        COSTA MESA, Calif., Jan. 4, 1994 -- The common stock of ICN Pharmaceuticals, Inc. (NYSE:ICN) beat four major stock market indices in 1993, including the Dow Jones pharmaceutical industry group and the New York Stock Exchange index.

        In addition, the common stocks of the three American Stock Exchange-traded companies in which ICN holds significant equity positions -- SPI Pharmaceuticals, Inc., Viratek, Inc. and ICN Biomedicals, Inc. -- had 1993 increases higher than the Dow Jones Industrial and pharmaceutical group indices, as well as the American Stock Exchange and Standard & Poor's 500 averages.

        ICN Pharmaceuticals, listed on the New York Stock Exchange, was up
2 3/8 from year-end 1992 to year-end 1993, a 36.5 percent increase, to close at 8 7/8 at year's end. That compared to a 13.72 percent increase in 1993 in the Dow Jones Industrial Average, a



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7.86 increase in the NYSE index, and a 7.06 percent increase in the Standard &
Poor's 500 index.

        ICN far outstripped the performance of the Dow Jones pharmaceutical industry group, which was down 10.58 percent in 1993.

        SPI Pharmaceuticals, which manufactures, markets and distributes 600 prescription and non-prescription products in more than 60 nations, was up 4 in 1993 to close at 14 1/2 on Dec. 31, 1993, a 38.1 percent increase. That topped the AMEX average of a 19.52 percent increase in the value of AMEX-traded stocks.

        Also, according to the January 3, 1994, edition of Forbes magazine, SPI's 5-year average increase in sales of 43.2 percent was the second best among 24 major drug companies analyzed.

        SPI's five-year average return on equity, 26.9 percent, was 12th best among the industry group. SPI's earnings per share five-year average increase of 30 percent was third best of 24 major drug companies.

        Also topping the AMEX, the Dow Jones and the Standard & Poor's 500 averages were Viratek, ICN's pharmaceutical research and development company, and ICN Biomedicals, its biotechnology research products and medical diagnostics subsidiary.

        Viratek's common stock jumped in value 56.4 percent in 1993 to 10 3/4, up 3 7/8, and Biomedicals' stock increased in value 3/4 to 4 1/4, a 21.4 percent increase in value in 1993.


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